Exhibit 10.17

MARYLAND TECHNOLOGY DEVELOPMENT CENTER

LICENSE AGREEMENT

AMENDMENT 2

This addendum is made this 17th day of June, 2005, by and between MEDCO and Neogenix Oncology, Inc. (“Licensee”).

WHEREAS, MEDCO and Licensee have entered into a License Agreement dated April 28, 2004; Amendment 1 dated June 1, 2004;

WHEREAS, Licensee currently occupies office #317 in the Maryland Technology Development Center in Montgomery County, Maryland (the “Original Premises”);

WHEREAS Licensee wishes to expand into additional space within the Maryland Technology Development Center and MEDCO is willing to provide for such expansion based on the terms provided for below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements stated herein, the parties agree as follows:

1.	Effective July 1, 2005, Licensee shall occupy lab #211 (the “adjusted Premises”).

2.	Notwithstanding anything contained in the License Agreement to the contrary, effective May 1, 2005 (the “Effective Date”), the Term of the License Agreement is herby extended for a period of One (1) year, commencing on May 1, 2005 and ending on April 30, 2006.

3.	The additional cash license payment resulting from the Expansion Premises (the “Monthly Payment”) shall be payable by Licensee in equal monthly installments, on or before the first day of each month, and shall be as follows:

7/1/05 to 4/30/06	$3,300
5/1/06 to 4/30/07	$3,630
5/1/07 to 4/30/08	$3,993

4.	The aggregate Monthly Payment, to include the Monthly Payment for the Original Premises and the Expansion Premises provided for herein shall be as follows:

7/1/05 to 4/30/06	$3,829 + $3,300 = $7,129
5/1/06 to 4/30/07	$4,212 + $3,630 = $7,842
5/1/07 to 4/30/08	$4,633 + $3,993 = $8,626

5.	Any Renewal Term provided under the License Agreement shall now be applicable to all space occupied by Licensee, including the Original Premises and the Expansion Premises provided for herein.

6.	On or before the Effective Date of this Amendment, Licensee shall pay to MEDCO a sum equal to one (1) Monthly Payment for the Expansion Premises, to be held by MEDCO as security deposit for the full, faithful and punctual performance by Licensee’s terms, covenants and conditions contained herein for the full term of the License Agreement. At such time that this License Amendment commences, Licensee shall be required to pay a sum of $3,300.00 as security deposit.

7.	All other provisions of the original License Agreement shall apply to this Amendment.

This Amendment may be signed in counterparts.

FOR:	Maryland Economic	FOR:	Licensee
	Development Corporation		Neogenix Oncology, Inc.

BY:		BY:
Scheer Partners Management, Inc. MTDC Manager

Date:	06/17/2005	Date:	June 17, 2005

BY:
Executive Director, MEDCO

Date:	9/7/05